EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Registration Statement in Amendment Number 5 of Form SB-2 under the Securities Act of 1933, of our report dated March 8, 2001, on the financial statements of Tech Electro Industries, Inc. as of and for the years ended December 31, 2000 and 1999, and to use our name and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.


                                                  KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
July 19, 2001